Exhibit 10.50

AMENDMENT NUMBER 14
TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009

Effective May 1, 2017,
1.Amend subparagraph 4.03(d) by adding the phrase “but subject to paragraph 4.09” immediately following the phrase “Notwithstanding subparagraphs (a), (b) and (c)”.
2.Amend subparagraph 4.03(e) by adding the phrase “but subject to paragraph 4.09” immediately following the phrase “Notwithstanding subparagraphs (a), (b) and (c)”.
3.Add new paragraph 4.09 after paragraph 4.08:

“4.09 Option to Become a DC Member for CPPA Service
(a)A Member who is an Employee in a position represented by CPPA on May 12, 2017 shall irrevocably elect on or before that date to either remain a DB Member or become a DC Member effective June 1, 2017. If the Member fails to make such an election within the allowable time period, the Member shall be deemed to have elected to remain a DB Member.
(b)An Employee who joins the Plan after May 12, 2017 as an Employee in a position represented by CPPA shall, within 30 days of joining the Plan, irrevocably elect to either become a DB Member or become a DC Member effective on the date the Member joins the Plan. If the Member fails to make such an election within the allowable time period, the Member shall be deemed to have elected to become a DB Member.
(c)After May 12, 2017, if a Member who is not an Employee in a position represented by CPPA becomes an Employee in a position represented by CPPA, and if the Member has not at any time made an election under subparagraph (a) or (b) or under this subparagraph (c), then the Member shall, within 30 days after becoming an Employee in a position represented by CPPA, make an irrevocable election to participate either as a DB Member or as a DC Member effective on the first day of the month following the date the Member makes such an election. If the Member fails to make such an election within the allowable time period, then
(i)if the Member is a DB Member immediately prior to becoming an Employee in a position represented by CPPA, the Member shall be deemed to have elected to remain a DB Member, and
(ii)if the Member is a DC Member immediately prior to becoming an Employee in a position represented by CPPA, the Member shall be deemed to have elected to remain a DC Member.
(d)An election made or deemed to have been made by a Member under subparagraph (a), (b) or (c) shall apply to all periods of CPPA Service accrued by the Member on and after the effective date of the election. Any DB Pension Benefits accrued by the Member in respect of Pensionable Service prior to the effective date of the election shall continue to be provided as DB Pension Benefits, and any DC Pension Benefits accrued by the Member in respect of Pensionable Service prior to the effective date of the election shall continue to be provided as DC Pension Benefits.
(e)If a Member who is an Employee in a position represented by CPPA becomes a Management Employee, and if the Member has elected or is deemed to have elected to participate as a DC Member under subparagraph (a), (b) or (c), then notwithstanding clause 4.03(d)(i), the Member shall remain a DC Member after becoming a Management Employee and shall continue to accrue DC Pension Benefits for all Management Service accrued by the Member on and after the date the Member becomes a Management Employee.
(f)If a Member who is an Employee in a position represented by CPPA becomes an Employee in a position represented by a Union other than CPPA, then the Member shall participate as a DB Member effective on the date the Member becomes an Employee in a position represented by that other Union.
4.Delete subparagraph 6.11(d) in its entirety and replace it with the following:
“(d) Pensionable Service described under subparagraphs (b) and (c), if applicable, above shall be recognized in determining eligibility for any defined benefit entitlements for a Member:

(i)electing to join the defined benefit portion of the Plan in accordance with paragraph 4.05,
(ii)required to join the defined benefit portion of the Plan in accordance with subparagraph 4.03(e),
(iii)who was in a position covered by a collective agreement with a Union and, who upon becoming a Management Employee, elects to participate in the Defined Contribution Provision, or
(iv)who elects to participate in the Defined Contribution Provision in accordance with paragraph 4.09.”